EXHIBIT 10.7

August 30, 2004
Revenue
Stamp

Loan Agreement

This Loan Agreement is made and entered into by and between Chihiro Tsuyuki as the lessor and ECOSS, Inc. as the lessee. The parties hereto hereby agree as follows:

Article 1 (Loan)
The lessee loaned JPY 180,000,000 from the lessor by promising that the lessee will pay back the amount. Provided, however, that the loan date shall be August 30, 2004.

Article 2 (Repayment)
The repayment period for the above loan in the preceding article shall be
September 30, 2004, and the lessee shall make repayment by remitting to the bank account designated by the lessor.

Article 3 (Interest)
Interest shall be three (3) percent per annum on the principal, and the applicable interest shall be paid by bank remittance to the bank account designated by the lessor on the payment date for the interest as per enclosure.

Article 4 (Delinquency Charges)
In the event the lessee has lost the benefit of term, the lessee shall pay a delinquent payment at the rate of seven (7) percent per annum from the day of the forfeiture of profit to complete settlement.

Article 5 (Forfeiture of Profits for the Term)
In the event of any one of the following, the lessee shall lose the benefit of term without requiring notification from the lessor and shall immediately pay to the lessor the principal at that time.
1.	When the lessee falls one month or more into arrears with the payment of the principal or interest thereof;
2.	In the event of application for forcible execution, executive injunction, or auction with regard to other liabilities of the lessee or declaration of bankruptcy;
3.	In the event the lessee is subject to disposition for failure to pay taxes and other public charges; and
4.	In the event a draft or check drawn, endorsed, or guaranteed by the lessee has been dishonored.

Article 6 (Agreed Jurisdiction)
The parties hereto have agreed that any disputes arising among them relating to this Agreement shall be settled in a district court in the area where the lessor resides, which shall assume exclusive jurisdiction as the installment court of first instance.

IN WITNESS WHEREOF, two (2) copies of this Agreement shall be made, and the parties hereto shall, after signing and affixing seals to the two copies, retain one copy each respectively.